EXHIBIT 10.6

TERMINATION OF LOAN AGREEMENT

This Termination of Loan Agreement (“Agreement”) is made this 15th day of November 2012 between GILLA INC, a Nevada corporation (“Company”) and CREDIFINANCE CAPITAL CORP., a Delaware corporation (“Noteholder”).

WITNESSETH:

WHEREAS, the Parties entered into the Loan Agreement dated April 15, 2011 (attached hereto as Schedule “A”) in order to provide working capital and other resources for the business of Company;

WHEREAS, the Parties desire to terminate the Loan Agreement;

NOW, THEREFORE, the parties agree as follows:

1. The Loan.  All amounts owing under the Loan Agreement are now reflected in the New Loan Agreement  (“New Loan Agreement”) dated November 15, 2012 (attached hereto as Schedule “B”)

2. The Loan Agreement is hereby terminated with no further responsibilities to both Parties, other than the New Loan Agreement.  The occurrence of any of the following shall constitute“Events of Default,” and upon the occurrence of any of the following Events of Default:  (i) Company shall fail to make any payment of interest or principal or to perform any obligation hereunder or the Note; (ii) any warranty, representation, covenant or statement made or furnished to Noteholder by or in behalf of Company pursuant to this Agreement or the note shall have been false in any material respect which made or furnished; or (iii) Company becoming insolvent, filing or subject to a petition under the Bankruptcy Law by or against Company, or making a general assignment for the benefit of creditors all as provided in the Note.

3. Governing Law.  The laws of Delaware shall govern the construction of this Agreement and the rights and duties of the parties hereto except as otherwise provided.

4. Benefit. This Agreement shall inure to the benefit of Noteholder’s successors and assigns and shall be binding on Company’s successor and assigns.

5. Notices.  Unless otherwise specified in writing, the mailing addresses of both parties of this Agreement shall be as follows:

Company:              Gilla, Inc.
112 North Curry Street
Carson, Nevada 89703
Attention:   Georges Benarroch, President

Noteholder:           Credifinance Capital Corp.
1232 North Ocean Way
Palm Beach FL  33480
Attention:  Georges Benarroch, President

Any notice or statement given under this Agreement shall be deemed to have been given if sent by registered mail addressed to the other party at the address indicated above or at such other address which shall have been furnished in writing to the addressor.

IN WITNESS WHEREOF, the parties hereto have caused these presents to be duly executed as of the day and year first above written.

COMPANY

GILLA, INC.
A Nevada Corporation

By:	/s/ Georges Benarroch
Name: Georges Benarroch
Title: President

NOTEHOLDER:

CREDIFINANCE CAPITAL CORP.
A Delaware Corporation

By:	/s/ Georges Benarroch
Name: Georges Benarroch
Title: President